UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Avenue, Suite 4575E Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-8219

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, ASP Isotopes Inc. (the “Company”) announced that in connection with the closing of the Company’s previously announced acquisition of Renergen Limited (“Renergen”), on January 6, 2026 (the “Closing Date”), Stefano Marani, the Chief Executive Officer of Renergen, was appointed as the President, Electronics and Space, of the Company, and Nick Mitchell, the Chief Operating Officer of Renergen, was appointed Co-Chief Operating Officer of the Company.

Mr. Marani, age 48, has served as the Chief Executive Officer of Renergen and a member of the Board of Directors of Renergen since November 2014.  As co-founder of Renergen, Mr. Marani is responsible for managing Renergen’s overall operations, including the execution of the Virginia Gas Project. Mr. Marani was part of the team which acquired the Gas Fields from Molopo Energy Limited in April 2013 and was instrumental in taking the Gas Fields from a stranded gas asset into production with funding from the United States government. Mr. Marani has significant experience in the areas of structured finance and advisory, having previously worked at Deutsche Bank and Morgan Stanley. Mr. Marani holds a BSc in Actual Science and a BSc (Hons) in Advance Mathematics of Finance from the University of Witwatersrand.

Mr. Mitchell, age 46, has served as Chief Operating Officer and a member of the Board of Directors of Renergen since November 2015. In this capacity, he drives Renergen’s strategic direction and oversees all operational activities, including the flagship Virginia Gas Project. Since March 2017, Mr. Mitchell has chaired the Oil and Natural Gas Producers Association of South Africa (ONPASA), and he has been a Trustee of the South African Oil and Gas industries Upstream Training Trust (UTT) since December 2020, thereby contributing to industry leadership, policy development and youth skills and knowledge development. His entrepreneurial vision was instrumental in transforming Tetra4 from a stranded gas asset into a world-class helium and natural gas reserve following its acquisition in 2013. Mr. Mitchell brings extensive expertise in operations management, commercial development, and strategic risk management. Mr. Mitchell qualified as a Microsoft Certified Systems Engineer and was also A+ Certified.

The Company expects to enter into an employment agreement with Mr. Marani providing for a base salary of $550,000 per annum (subject to annual adjustments by the board of directors) and a target annual discretionary bonus equal to 50% of his annual base salary. The Company expects to enter into an employment agreement with Mr. Mitchell providing for a base salary of $400,000 per annum (subject to annual adjustments by the board of directors) and a target annual discretionary bonus equal to 50% of his annual base salary.  Annual bonuses will be paid in a mixture of cash and common stock, as determined by the compensation committee.  Once the terms of such employment agreements are finalized, the Company will file an amendment to this Current Report on Form 8-K to report any additional information required by Item 5.02 of Form 8-K within four business days after such information is determined or becomes available.

As previously disclosed, in connection with the closing of the acquisition of Renergen, the Company’s Compensation Committee approved the grant to each of Messrs. Marani and Mitchell 700,000 shares of the Company’s common stock.  Subject to each recipient being continuously employed by the Company through each applicable vesting date, the shares will vest in eight equal instalments over four years, with 87,500 shares vesting on each of the six-month anniversaries of each recipient’s employment start date.  The restricted stock awards are made pursuant to the Company’s 2024 Inducement Equity Incentive Plan and the Company’s 2025 Inducement Equity Incentive Plan as an inducement material to each recipient entering into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4), and will be subject to the terms and conditions of the applicable award agreements to be entered into between the Company and each recipient thereof.  Messrs. Marani and Mitchell will also be eligible to receive annual equity-based awards pursuant to the Company’s 2022 Equity Incentive Plan.

Messrs. Marani and Mitchell will also enter into the Company’s standard form of indemnification agreement, a copy of which has been incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025.

Except as previously disclosed by the Company in its Form 8-K filed on May 20, 2025, there are no arrangements or understandings between Mr. Marani or Mr. Mitchell and any other person pursuant to which either Mr. Marani or Mr. Mitchell was selected as an officer of the Company. There are no family relationships between Mr. Marani or Mr. Mitchell and any of the executive officers or directors of the Company. There is no information that is required to be disclosed with respect to Mr. Marani or Mr. Mitchell pursuant to Item 404(a) of Regulation S-K, except for the transactions between the Company and Renergen that have been previously disclosed by the Company, including the $30 million bridge loan agreement, dated May 19, 2025, by and among the Company, ASP Isotopes South Africa Proprietary Limited, as lender, and Renergen, as borrower, as disclosed by the Company in its Form 8-K filed on May 20, 2025 and subsequent SEC filings.  As a result of such financial relationship between the Company and Renergen, Mr. Marani and Mr. Mitchell may be deemed to have a direct or indirect material interest with respect to the Company’s transactions with Renergen as contemplated by Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: January 12, 2026	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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